Exhibit 99.2

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Tom Ryan Investor Relations Advisor ph: 203.682.8200 fax: 203.682.8201	Mark L. Yoseloff, Ph.D., Chairman and CEO Richard Baldwin, Senior Vice President and CFO ph: 702.897.7150 fax: 702.270.5161

SHUFFLE MASTER, INC. PROVIDES UPDATE

ON FILING ITS FORM 10-K FOR FISCAL 2005

LAS VEGAS .. . . February 1, 2006 . . . Shuffle Master, Inc. (NASDAQ National Market:  SHFL) announced today that there will be an additional delay in the filing of its Annual Report on Form 10-K for the fiscal year ended October 31, 2005, which was due today.  As reported on January 17, 2006, the Company identified a transaction at its CARD subsidiary which after detailed analysis was determined to be properly recognized in the Company’s first fiscal quarter of 2006 as opposed to the Company’s fourth fiscal quarter of 2005.  Although management does not consider this single transaction to be material to the Company’s financial results, management nonetheless elected to properly recognize this revenue in the first quarter of fiscal 2006.  In addition, the Company, under the direction of the Audit Committee of the board of directors, undertook a review to assure that there were no other transactions with similar revenue recognition issues.  The Company has substantially completed its review of what it believes to be all relevant transactions.  Although no material adjustments to the fiscal 2005 fourth quarter or full year are now contemplated, the process of data collection, review and analysis, as well as a review of the effectiveness of internal controls over financial reporting, has not been completed within the current 15-day extension.  The Company will release its Form 10-K as soon as this process is completed.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, intelligent table systems, and roulette chip sorters, to improve their profitability, productivity and security, and Entertainment Products, including proprietary table games and Table MasterTM games to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; advances by competitors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company’s business systems or in technologies affecting the Company’s products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors; results from current and/or future litigation or claims; tax matters, including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company’s intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction’s regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company’s casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company’s ability to meet its debt service obligations, including the Notes, and to refinance its indebtedness, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company’s control; and various risks related to the Company’s customers’ operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company’s results from such operations. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

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